February 21, 2000

A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston

Dear Sirs:

         The Southern Company proposes to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the issuance and sale of additional shares of common stock of this Company, pursuant to and in accordance with the Performance Stock Plan, in an amount of up to 20 million additional shares.

         The Southern Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement and appropriate amendment or amendments (including post-effective amendments) thereto.

                                        Yours very truly,

                                        THE SOUTHERN COMPANY

                                        By /s/A. W. Dahlberg
                                             A. W. Dahlberg
                                       Chairman, President and
                                       Chief Executive Officer


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                                      - 2 -

       /s/Dorrit J. Bern                              /s/Donald M. James
         Dorrit J. Bern                                Donald M. James

      /s/Thomas F. Chapman                           /s/David J. Lesar
       Thomas F. Chapman                               David J. Lesar

        /s/A. D. Correll                               /s/Zack T. Pate
         A. D. Correll                                   Zack T. Pate

       /s/A. W. Dahlberg                             /s/Gerald J. St. Pe'
         A. W. Dahlberg                               Gerald J. St. Pe'

      /s/H. Allen Franklin                         /s/Stephen A. Wakefield
       H. Allen Franklin                             Stephen A. Wakefield

                                                      /s/W. L. Westbrook
________________________________                       W. L. Westbrook
        Bruce S. Gordon

      /s/L. G. Hardman III                            /s/Tommy Chisholm
       L. G. Hardman III                                Tommy Chisholm

       /s/Elmer B. Harris                             /s/W. Dean Hudson
        Elmer B. Harris                                 W. Dean Hudson

Extract from minutes of meeting of the board of directors of The Southern
Company.

                             - - - - - - - - - - - -

                  RESOLVED: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance and sale by the Company of additional shares of its common stock under the Performance Stock Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its board of directors, and its officers are authorized to give their several powers of attorney to A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston.

                             - - - - - - - - - - - -

         The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on February 21, 2000, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated  March 6, 2000                          THE SOUTHERN COMPANY


                                              By /s/Tommy Chisholm
                                                      Tommy Chisholm
                                                        Secretary